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                             EXHIBIT 23.1

                  CONSENTS OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement (Amendment No. 2 to Form S-4) of our report, dated January 30, 1998, relating to the consolidated financial statements of BCB Financial Services Corporation and its wholly-owned subsidiary, Berks County Bank. We also consent to the reference to our Firm under the caption "Experts" in the Joint Proxy Statement/Prospectus.

                                       BEARD & COMPANY, INC.


Reading, Pennsylvania
March 18, 1998





     We hereby consent to the incorporation by reference in this Registration Statement (Amendment No. 2 to Form S-4) of our report, dated January 28, 1998, relating to the consolidated financial statements of Heritage Bancorp, Inc. and subsidiary included in its Annual Report (Form 10-K) for the year ended December 31, 1997. We also consent to the reference to our Firm under the caption "Experts" in the Joint Proxy Statement/Prospectus.

                                       BEARD & COMPANY, INC.

Reading, Pennsylvania
March 18, 1998